FOR IMMEDIATE RELEASE

   November 28, 2005

               Contact:   Rosemarie Faccone

         Susan Jordan

         732-577-9997

UNITED MOBILE HOMES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, November 28, 2005…...........United Mobile Homes, Inc. (AMEX:UMH) announced the acquisition on November 22, 2005, of 67 acres of land in the City of Vineland, New Jersey, for a total purchase price of approximately $1,900,000.  With this purchase, UMH now owns 132 acres adjoining its Fairview Manor Manufactured Home Community.  UMH hopes to gain approval to build a 400-space, 55+ and older manufactured home land leased community.

Samuel A. Landy, President, stated, “We have a very good relationship with the City of Vineland.  Cumberland County and Vineland are growing rapidly, and we hope to provide quality manufactured homes to residents 55+ and older.”

United Mobile Homes, Inc. is a publicly-owned real estate investment trust whose primary business is the ownership and operation of manufactured home community.  The Company owns and operates twenty-seven manufactured home communities located in New York, New Jersey, Pennsylvania, Ohio and Tennessee.   In addition, the Company owns a portfolio of REIT securities.  UMH has been in operation since 1968, operating as a public company since 1985.

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